FIRST AMENDMENT
                              TO THIRD AMENDED AND
                      RESTATED LOAN AND SECURITY AGREEMENT
                            AND MODIFICATION OF NOTES


     THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT AND MODIFICATION OF NOTES (the "Amendment") is dated as of November 22, 1996, and entered into by and between THE CIT GROUP/CREDIT FINANCE, INC. ("Lender") with its office at 10 South LaSalle Street, Chicago, Illinois 60603, and YALE E. KEY, INC. ("Yale"), KEY ENERGY DRILLING, INC. (d/b/a Clint Hurt Drilling) ("Hurt") and WELLTECH EASTERN, INC. ("WellTech") (individually each a "Borrower" and collectively the "Borrowers").

         WHEREAS, Lender and Borrowers have entered into that certain Third Amended and Restated Loan and Security Agreement dated as of May 21, 1996 ("Agreement");

         WHEREAS, in connection with the execution of the Agreement, Borrowers executed and delivered to Lender the following promissory notes (collectively the "Notes"):

         (i)      Amended  and  Restated  Promissory  Note  dated  May 21,  1996 executed by WellTech payable to Lender in the original principal amount of $11,822,186.00 (the "WellTech Note");

         (ii) Amended and Restated Promissory Note dated May 21, 1996 executed by Yale payable to Lender in the original principal amount of $10,004,082.00 (the "Yale Note"); and

         (iii) Amended and Restated Promissory Note dated May 21, 1996 executed by Hurt payable to Lender in the original principal amount of $1,230,000.00 (the "Hurt Note"); and

         WHEREAS, on or about July 3, 1996 Key Energy Group, Inc. ("Key") issued and sold $52,000,000 in the aggregate principal amount of its convertible subordinated debentures due 2003 (the "Debentures") pursuant to a Private Offering Memorandum dated June 28, 1996; and on August 29, 1996, Key, the Borrowers, and American Stock Transfer and Trust Company, as Trustee, entered into that certain Indenture (the "Indenture"); and

         WHEREAS, part of the proceeds of the Debentures were used to repay the Notes; and

         WHEREAS, Borrowers have requested certain amendments to the Agreement, including the ability to reborrow part of the amounts repaid under the Notes, all as more fully set forth herein; and

         WHEREAS, Lender has agreed to the amendments set forth herein subject to the terms and conditions provided for in this Amendment; and

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



         WHEREAS, Lender and Borrowers desire to amend the Agreement and to modify the Notes as hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                                     ARTICLE I

                                                    Definitions

         Section 1.01. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

         Section 1.02. New Definitions. The following new definitions are hereby added to the
Agreement:

                  "Hurt Note" means the Amended and Restated Promissory Note dated May 21, 1996 executed by Hurt payable to Lender in the original principal amount of $1,230,000 as amended and modified from time to time.

                  "Indenture" means the Indenture entered into by Key Energy Group, Inc., the
         Borrowers, and American Stock Transfer and Trust Company, as Trustee, dated August 29,
         1996.

                  "Parent" means Key Energy Group, Inc., a Delaware corporation, and owner and holder of 100% of the common stock of each Borrower.

                  "Parent Guaranty" means the Guaranty dated as of May 21, 1996 made by Parent in favor of Lender.

                  "WellTech Note" means the Amended and Restated Promissory Note dated May 21, 1996 executed by WellTech payable to Lender in the original principal amount of $11,822,186 as amended and modified from time to time.

                  "Yale Note" means the Amended and Restated Promissory Note dated May 21, 1996 executed by Yale payable to Lender in the original principal amount of $10,004,082 as amended and modified from time to time.


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



                                                    ARTICLE II

                                                    Amendments

         Section 2.01.     Amendment to Section 6.4 of the Agreement.
Section 6.4 of the Agreement
is hereby amended in its entirety to read as follows:

                  "6.4 (a) Each Borrower's books and records concerning accounts and its chief executive officer are and shall be maintained only at the address set forth in Section 10.6(d). Each Borrower's only other places of business and the only other locations of Collateral, if any, are and shall be the addresses set forth in Section 10.6(e) hereof, except any Borrower may change such locations in the ordinary course of business or open a new place of business after thirty (30) days prior written notice to Lender; provided, however, if such new place of business is the result of an acquisition of the business or assets of another entity and is located in a state other than a state where Lender has a currently filed financing statement reflecting the acquiring Borrower as "Debtor", then such notice period will be reduced to fifteen (15) days. Prior to any change in location or opening of any new place of business, each Borrower shall execute and deliver or cause to be executed and delivered to Lender such financing statements, financing documents, mortgages, and security and other agreements as Lender may reasonably require, including, without limitation, those described in
         Section 6.14. Without otherwise limiting the effect of the foregoing, Borrower may change the location of its well servicing rigs and drilling rigs without prior approval of Lender; provided, however, such well servicing rigs and drilling rigs may not be removed from the state where they are located as of the date hereof without notice to Lender if such removal would cause Lender's security interest therein to lapse, and Borrowers shall within five (5) days of Lender's request, provide Lender with a listing of the current locations of all well servicing rigs and drilling rigs.

                  (b) Notwithstanding the foregoing provisions of Section 6.4(a) hereof, any Borrower may open a new place of business in connection with the acquisition of the business and assets of another entity without such prior notice and document execution and delivery if such new place of business is located in a state where Lender has a currently filed financing statement reflecting the acquiring Borrower as "Debtor". Borrower shall, within five (5) days following the consummation of such acquisition, give Lender notice thereof and shall promptly thereafter execute and deliver such additional financing statements, financing documents, mortgages, and security and other agreements as Lender may reasonably require, including, without limitation, those described in Section 6.14."

         Sectioon 2.02. Amendment to Section 6.6 of the Agreement. Section 6.6 of the Agreement is hereby amended in its entirety to read as follows:

                  "6.6     No Borrower shall directly or indirectly:  (a) sell,
lease, transfer, assign, abandon or otherwise dispose of any part of the Collateral or any material

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



         portion of its other assets (other than sales of inventory to buyers in the ordinary course of business) or (b) consolidate with or merge into any other entity."

         Section 2.03. Amendment to Section 6.12 of the Agreement. The last sentence of Section 6.12 of the Agreement is hereby amended to read as follows:

         "In addition, WellTech may make intercompany loans to WellTech's 63% owned subsidiary, Servicios WellTech, S.A. ("Servicios") as long as (a) all such intercompany loans are properly documented on WellTech's books and records, (b) all such intercompany loans are memorialized by one or more Intercompany Note and Security Agreements (the "Servicios Chattel Paper"), (c) no such additional intercompany loans to Servicios after January 19, 1996 would exceed the amount of $2,000,000 which is part of the principal amount as set forth in the related Amended and Restated Intercompany Note and Security Agreement executed by Servicios dated November 22, 1996, and (d) Lender retains a properly perfected security interest in the Servicios Chattel Paper at the time of such intercompany loan."

The remaining provisions of Section 6.12 are unchanged.

         Section 2.04.     Amendment to Section 6.20 of the Agreement.  Section
6.20 of the Agreement is hereby amended in its entirety to read as follows:

         "6.20    RESERVED."

         Section 2.05. Amendment to Section 7.1 of the Agreement. Section 7.1 of the Agreement is hereby amended by the addition of a new "Event of Default" subsection (m) which reads as follows:

         "(m)     The occurrence and continuance of an event of default under the Indenture."

All remaining provisions of Section 7.1 are unchanged.

         Section 2.06.     Amendment to Section 9.1 of the Agreement.  Section
9.1 of the Agreement
is hereby amended in its entirety to read as follows:

         "9.1 Term. This Agreement shall only become effective upon the execution and delivery of this Agreement by each Borrower and Lender and shall continue in full force and effect until either December 31, 2001, or January 5, 2002, at Lender's option, and shall be deemed automatically renewed for successive terms of two (2) years thereafter unless terminated as of the end of the initial or any renewal term (each a "Term") by the Lender or any Borrower giving the other parties hereto written notice at least sixty (60) days prior to the end of the then-current Term."

         Section 2.07.     Amendment to Section 9.2 of the Agreement.
Section 9.2 of the Agreement
is hereby amended in its entirety to read as follows:


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



         "9.2 In consideration of the issuance of a warrant to purchase 125,000 shares of the common stock of Parent, Lender agrees that any of the Borrowers may also terminate this Agreement by giving Lender at least thirty (30) days prior written notice at any time upon payment in full of all of the Obligations as provided herein, including the applicable early termination fee provided below. Lender shall also have the right to terminate this Agreement at any time upon or after the occurrence of an Event of Default. If Lender terminates this Agreement upon or after the occurrence of an Event of Default, or if any of the Borrowers shall terminate this Agreement as permitted herein effective prior to the end of the then-current Term, in addition to all other Obligations, the Borrowers collectively shall pay to Lender, upon the effective date of termination, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits, an early termination fee equal to:

                  (a) $400,000 if the effective date of such termination occurs on or before November 22, 1997;

                  (b) $300,000 if the effective date of such termination occurs after November 22, 1997 but on or before November 22, 1998;

                  (c) $200,000 if the effective date of such termination occurs after November 22, 1998 but on or before the end of the then current Term.

                  If Borrowers terminate this Agreement and repay the Obligations without having provided Lender with at least thirty (30) days' prior written notice thereof, Borrowers will pay to Lender an additional amount equal to thirty (30) days of interest at the applicable Interest Rate, based on the average outstanding amount of the Obligations for the six (6) month period preceding the date of termination."

         Section 2.08.     Amendment to Section 9.3 of the Agreement.  Section
         9.3 of the Agreement is hereby amended in its entirety to read as follows:

                  "9.3.    Borrower may prepay, in whole or in part, the Term
         Loans prior to the end of the then current Term without any premium or penalty."

         Section 2.09.     Amendment to Section 10.1 of the Agreement.  Section
         10.1 of the Agreement is hereby amended in its entirety to read as follows:

         "10.1    (a)      Maximum Credit: $40,000,000

                  (b) Eligible Accounts Percentage: Eighty-Five Percent (85%) so long as the dilution percentage of such accounts does not exceed Four Percent (4%) whereupon the Eligible Accounts Percentage shall be reduced to an amount deemed reasonable by Lender.


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



                  (c)      Maximum   days  after   Invoice   Date  for  Eligible
                           Accounts: 90 days; provided, however, that Lender may make advances up to $250,000.00 in the aggregate at any given time against Eligible Accounts which are between 91 days and 120 days past invoice date.

                  (d)      Minimum Borrowing:  $12,000,000.

                  (e)      Sublimits:

                           (i) For Yale, $40,000,000 less all Obligations of Hurt and WellTech;

                           (ii)     For Hurt, the lesser of (i) $2,000,000, and
                                    (ii) $40,000,000 less all
                                    Obligations of Yale and WellTech; and

                           (iii)    For WellTech, $40,000,000 less all
                                    Obligations of Hurt and Yale."

         Section 2.10.     Amendment to Section 10.2(a) of the Agreement.
Section 10.2(a) of the
Agreement is hereby amended in its entirety to read as follows:

         "(a)     Term Loan:

                           (i)      For Yale, up to but not to exceed
                                    $8,932,231.21 (the "Maximum
                                    Amount");

                           (ii)     For Hurt, up to but not to exceed
                                    $1,091,239.41 (the "Maximum
                                    Amount");  and

                           (iii) For WellTech, up to but not to exceed $9,666,309.60 (the "Maximum
                                    Amount")."

         Section 2.11.     Amendment to Section 10.4 of the Agreement.
                           Section 10.4 of the Agreement
                           is hereby amended in its entirety to read as follows:

         "10.4    Fees:

                  (a)      Interest Rate:  Prime Rate plus .50% per annum

                  (b)      Closing Fees:  None

                  (c) Unused Line Fee Rate: .25% per annum payable on the first day of the following month."

         Section 2.12.     Amendment to Section 10.5 of the Agreement.
Section 10.5 of the Agreement
is hereby amended in its entirety to read as follows:



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



         "10.5 Financial Covenants: Unless indicated otherwise, all amounts below shall be determined in accordance with generally accepted accounting principles, in effect on the date hereof, consistently applied:

                  (a) "Consolidated Debt Service (Fixed Charge) Coverage Ratio" means the ratio of (a) the sum of net income plus (i) depreciation and amortization expenses plus
                           (ii) increases in deferred taxes less (iii) decreases in deferred taxes resulting from tax payments actually made; divided by (b) the sum of payments on long term indebtedness plus (i) capital lease payments plus (ii) any unfunded capital expenditures;
                           (c) determined on a consolidated basis.

                           Testing  of the  following  ratio will begin on March
31, 1996.

                           Parent and its Subsidiaries will maintain a Consolidated Debt Service (Fixed Charge) Coverage Ratio of not less than 1.50 to 1.00, such ratio to be tested at the end of each calendar quarter (i.e. as of March 31, June 30, September 30 and December 31) based on the prior 12- month period.

(b) "Consolidated Tangible Net Worth" means the amount by which the ------------------------------- sum of (a) Shareholders' Equity plus
Subordinated Debt (non-current balance) exceeds (b) Intangible Assets, determined on a consolidated basis for Parent and its Subsidiaries. For this purpose: "Shareholders Equity" means shareholders' equity determined according to GAAP; and "Intangible Assets" means (i) assets which are treated as intangible pursuant to GAAP; (ii) obligations owing by any persons that are officers, directors, shareholders, employees, subsidiaries or affiliates, or any entity in which any such person owns any interest; and (iii) any asset which is intangible or lacks intrinsic and marketable value or collectibility, including without limitation goodwill, noncompetition agreements, patents, copyrights, trademarks, franchises or organization or research and development costs, prepaid expenses or investments in subsidiaries/affiliates; and (iv) any other assets determined to be intangible by Lender in its reasonable credit judgment.

                           Parent and its Subsidiaries will maintain a Consolidated Tangible Net Worth of not less than $35,000,000, such net worth to be tested as of the end of each calendar quarter (i.e. as of March 31, June 30, September 30 and December 31).

                  (c) Total Senior Secured Liabilities (as defined by GAAP) to Consolidated
                           Tangible Net Worth:


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



                           Parent and its Subsidiaries will not allow the ratio of Total Senior Secured Liabilities to Consolidated Tangible Net Worth to be greater than .90 to 1.00, such ratio to be tested as of the end of any calendar quarter (i.e. as of March 31, June 30, September 30 and December 31).

                  (d) Total Current Assets (as defined by GAAP) to Total Current Liabilities (as defined by GAAP).

                           Parent and its Subsidiaries will maintain a ratio of Total Current Assets to Total Current Liabilities of not less than 1.15 to 1.0, such ratio to be tested as of the end of any calendar quarter (i.e. as of March 31, June 30, September 30 and December 31)."

         Section 2.13. Amendment to Schedule 6.12. Schedule 6.12 is hereby amended in its entirety and replaced with "Amended Schedule 6.12" attached to the First Amendment and incorporated and made a part of the Agreement by this reference.

                                                    ARTICLE III

                                              Modifications to Notes

         Section 3.01. Amendments to Hurt Note. The first three (3) paragraphs of the Hurt Note are hereby amended in their entirety to read as follows:

                  "FOR VALUE RECEIVED, KEY ENERGY DRILLING, INC., D/B/A CLINT HURT DRILLING, a Delaware corporation, promises to pay to the order of THE CIT GROUP/CREDIT FINANCE, INC. ("CIT"), at its offices at 10 South LaSalle Street, Chicago, Illinois 60603 or such other place as the holder hereof may from time to time designate in writing, in legal tender of the United States of America, the principal sum of One Million Ninety One Thousand Two Hundred Thirty Nine and 41/100 Dollars ($1,091,239.41) or so much thereof as may be borrowed hereunder and reflected on Schedule "A" attached hereto and made a part hereof, plus interest from the date hereof on the unpaid principal balance as follows:

                  The principal amount available to be borrowed under this Note (the "Maximum Amount") shall be automatically reduced by $14,642.86 each month, and at no time shall the outstanding principal exceed the Maximum Amount. The principal sum hereof outstanding shall be due and payable on the end of the "Term" as defined in the Loan Agreement described herein.

                  Interest shall be earned at the rate (the "Annual Rate") of one-half percent (.50%) per annum plus the "Prime Rate". The "Prime Rate" is the per annum rate of interest publicly announced by Chase Manhattan Bank, New York, New York, or the applicable rate of its successors or assigns, from time to time as its prime rate (the prime rate is not intended to be the lowest rate of interest charged by Chase

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



         Manhattan Bank, New York, New York, or its successors or assigns, to its borrowers). Such interest shall be payable monthly in arrears on the first day of each and every month, commencing on the first day of the month after an advance is made hereunder. Interest shall be computed on the unpaid principal balance and shall be calculated on a year of 360 days for actual days elapsed. Interest and principal not paid when due shall bear interest at a rate equal to two percent (2%) per annum in excess of the Annual Rate."

The remaining provisions of the Hurt Note are unchanged.

         Section 3.02. Amendments to WellTech Note. The first three (3) paragraphs of the WellTech Note are hereby amended in their entirety to read as follows:

                  "FOR VALUE RECEIVED, WELLTECH EASTERN, INC., a Delaware corporation, promises to pay to the order of THE CIT GROUP/CREDIT FINANCE, INC. ("CIT"), at its offices at 10 South LaSalle Street, Chicago, Illinois 60603 or such other place as the holder hereof may from time to time designate in writing, in legal tender of the United States of America, the principal sum of Nine Million Six Hundred Sixty-Six Thousand Three Hundred Nine and 60/100 Dollars ($9,666,309.60) or so much thereof as may be borrowed hereunder and reflected on Schedule "A" attached hereto and made a part hereof, plus interest from the date hereof on the unpaid principal balance as follows:

                  The principal amount available to be borrowed under this Note (the "Maximum Amount") shall be automatically reduced by $140,740.31 each month, and at no time shall the outstanding principal exceed the Maximum Amount. The principal sum hereof outstanding shall be due and payable on the end of the "Term" as defined in the Loan Agreement described herein.

                  Interest  shall be earned at the rate (the  "Annual  Rate") of one-half percent (.50%) per annum plus the "Prime Rate". The "Prime Rate" is the per annum rate of interest publicly announced by Chase Manhattan Bank, New York, New York, or the applicable rate of its successors or assigns, from time to time as its prime rate (the prime rate is not intended to be the lowest rate of interest charged by Chase Manhattan Bank, New York, New York, or its successors or assigns, to its borrowers). Such interest shall be payable monthly in arrears on the first day of each and every month, commencing on the first day of the month after an advance is made hereunder. Interest shall be computed on the unpaid principal balance and shall be calculated on a year of 360 days for actual days elapsed. Interest and principal not paid when due shall bear interest at a rate equal to two percent (2%) per annum in excess of the Annual Rate."

The remaining provisions of the WellTech Note are unchanged.

         Section 3.03. Amendments to Yale Note. The first three (3) paragraphs of the Yale Note are hereby amended in their entirety to read as follows:

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



                  "FOR VALUE RECEIVED, YALE E. KEY, INC., a Texas corporation, promises to pay to the order of THE CIT GROUP/CREDIT FINANCE, INC. ("CIT"), at its offices at 10 South LaSalle Street, Chicago, Illinois 60603 or such other place as the holder hereof may from time to time designate in writing, in legal tender of the United States of America, the principal sum of Eight Million Nine Hundred Thirty-Two Thousand Two Hundred Thirty-One and 21/100 Dollars ($8,932,231.21) or so much thereof as may be borrowed hereunder and reflected on Schedule "A" attached hereto and made a part hereof, plus interest from the date hereof on the unpaid principal balance as follows:

                  The principal amount available to be borrowed under this Note (the "Maximum Amount") shall be automatically reduced by $119,096.21 each month, and at no time shall the outstanding principal exceed the Maximum Amount. The principal sum hereof outstanding shall be due and payable on the end of the "Term" as defined in the Loan Agreement described herein.

                  Interest  shall be earned at the rate (the  "Annual  Rate") of one-half percent (.50%) per annum plus the "Prime Rate". The "Prime Rate" is the per annum rate of interest publicly announced by Chase Manhattan Bank, New York, New York, or the applicable rate of its successors or assigns, from time to time as its prime rate (the prime rate is not intended to be the lowest rate of interest charged by Chase Manhattan Bank, New York, New York, or its successors or assigns, to its borrowers). Such interest shall be payable monthly in arrears on the first day of each and every month, commencing on the first day of the month after an advance is made hereunder. Interest shall be computed on the unpaid principal balance and shall be calculated on a year of 360 days for actual days elapsed. Interest and principal not paid when due shall bear interest at a rate equal to two percent (2%) per annum in excess of the Annual Rate."

The remaining provisions of the Yale Note are unchanged.

                                                    ARTICLE IV

                                   Ratifications, Representations and Warranties

         Section 4.01. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement, including, without limitation, all financial covenants contained therein, are ratified and confirmed and shall continue in full force and effect. Lender and each Borrower agree that the Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.

         Section 4.02. Representations and Warranties. Each Borrower hereby represents and warrants to Lender that the execution, delivery and performance of this Amendment and all other loan, amendment or security documents to which such Borrower is or is to be a party hereunder (hereinafter referred to collectively as the "Loan Documents") executed and/or delivered in

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                                                       -10-
connection herewith, have been authorized by all requisite corporate action on the part of such Borrower and will not violate the Articles of Incorporation or Bylaws of such Borrower.

                                                     ARTICLE V

                                               Conditions Precedent

         Section 5.01. Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent (unless specifically waived in writing by the Lender):

                  (a) Lender shall have received, in addition to this Amendment, all of the following, each dated (unless otherwise indicated) as of the date of this Amendment, in form and substance satisfactory to Lender in its sole discretion:

                         (i) Company Certificate.  A certificate executed by the
                  Secretary or Assistant  Secretary of each Borrower  certifying
                  (A) that Borrower's Board of Directors has met and adopted, approved, consented to and ratified the resolutions attached thereto which authorize the execution, delivery and performance by Borrower of the Amendment and the Loan Documents, (B) the names of the officers of Borrower authorized to sign this Amendment and each of the Loan Documents to which Borrower is to be a party hereunder, (C) the specimen signatures of such officers, and (D) that neither the Articles of Incorporation nor Bylaws of Borrower have been amended since the date of the Agreement;

                        (ii)        Evidence of Existence and Good Standing.
                  Evidence of the existence
                  and good standing of each Borrower in such jurisdictions as Lender may require;

                       (iii) No Material  Adverse  Change.  Since May 21,  1996,
                  there shall have occurred no material adverse change in the business, operations, financial condition, profits or prospects of any Borrower, or in the Collateral, and the Lender shall have received a certificate of each Borrower's chief executive officer to such effect;

                        (iv)        Amendment Documents.

                                    a. The  Amended  and  Restated  Intercompany
                           Note and Security Agreement executed by Servicios payable to WellTech in the original principal amount of up to $5,400,000 dated November 22, 1996.

                                    b. The Deed of Trust  executed  by  WellTech
                           dated November 22, 1996 for the benefit of Lender covering certain property located in Woodward County, Oklahoma.

                                    c.      The Amendment to Common Stock
                           Purchase Warrant.


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



     d. Warrant No. 2 - Common Stock Purchase Warrant executed by Parent in favor of Lender for 125,000 shares of Parent's stock dated November 22, 1996..

     e.  Amended and Restated Registration Rights Agreement.

     f. Certificates of title for certain motor vehicles with documentation acceptable to Lender for recording Lender's liens thereon.

     g. UCC-1 Financing Statements for each of Borrower's locations reflecting Lender's security interest.

         (v) Other Documents. Each Borrower shall have executed and delivered such other documents and instruments as well as required record searches as Lender may require.

                  (b) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel, Jenkens & Gilchrist, a Professional Corporation.

                  (c)  The  Indenture   shall  have  been  amended  to  Lender's
         satisfaction to reflect that Parent's obligations under the Parent Guaranty constitute "Senior Indebtedness" under the Indenture.

                                                    ARTICLE VI

                                                   Miscellaneous

         Section 6.01. Survival of Representations and Warranties. All representations and warranties made in the Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely thereon.

         Section 6.02. Reference to Agreement. The Agreement, each of the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference therein to the Agreement shall mean a reference to the Agreement as amended hereby.

     Section 6.03. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this

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



Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         Section 6.04. APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN
MADE AND TO BE PERFORMABLE IN THE STATE OF ILLINOIS AND SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF ILLINOIS.

         Section 6.05. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and each Borrower and their respective successors and assigns; provided, however, that no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender. Lender may assign any or all of its rights or obligations hereunder without the prior consent of any Borrower.

     Section 6.06. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         Section 6.07. Effect of Waiver. No consent or waiver, express or implied, by Lender to or of any breach of or deviation from any covenant or condition of the Agreement or duty shall be deemed a consent or waiver to or of any other breach of or deviation from the same or any other covenant, condition or duty. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Amendment, the Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Amendment, the Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

     Section 6.08. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         Section 6.09. Releases. As a material inducement to Lender to enter into this Amendment, each Borrower hereby represents and warrants that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of and the other obligations created or evidenced by the Agreement or the other Loan Documents. Each Borrower hereby releases, acquits, and forever discharges Lender, and its successors, assigns, and predecessors in interest, their parents, subsidiaries and affiliated organizations, and the officers, employees, attorneys, and agents of each of the foregoing (all of whom are herein jointly and severally referred to as the "Released Parties") from any and all liability, damages, losses, obligations, costs, expenses, suits, claims, demands, causes of action for damages or any other relief, whether or not now known or suspected, of any kind, nature, or character, at law or in equity, which such Borrower now has or may have ever had against any of the Released Parties, including, but not limited to, those relating to (a) usury or penalties or damages therefor, (b) allegations that a partnership existed between Borrower and the Released Parties, (c) allegations of unconscionable acts, deceptive trade practices, lack of good faith or fair dealing, lack

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



of commercial reasonableness or special relationships, such as fiduciary, trust or confidential relationships, (d) allegations of dominion, control, alter ego, instrumentality, fraud, misrepresentation, duress, coercion, undue influence, interference or negligence, (e) allegations of tortious interference with present or prospective business relationships or of antitrust, or (f) slander, libel or damage to reputation, (hereinafter being collectively referred to as the "Claims"), all of which Claims are hereby waived.

         Section 6.10. Expenses of Lender. Borrowers agree to pay on demand (i) all costs and expenses reasonably incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all subsequent amendments, modifications, and supplements hereto or thereto, including, without limitation, the costs and fees of Lender's legal counsel and the allocated cost of staff counsel and (ii) all costs and expenses reasonably incurred by Lender in connection with the enforcement or preservation of any rights under the Agreement, this Amendment and/or other Loan Documents, including, without limitation, the costs and fees of Lender's legal counsel and the allocated cost of staff counsel.

         Section 6.11. NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN LENDER AND BORROWERS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN LENDER AND BORROWERS.



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                                                       -14-

         IN WITNESS WHEREOF, the parties have executed this First Amendment to Third Amended and Restated Loan and Security Agreement on the date first above written.

"BORROWERS"

YALE E. KEY, INC.



By:
Name: Francis D. John
Title: Executive Vice President

KEY ENERGY DRILLING, INC.
(d/b/a Clint Hurt Drilling)



By:
Name: Francis D. John
Title: Executive Vice President

WELLTECH EASTERN, INC.



By:
Name: Francis D. John
Title: President


"LENDER"

THE CIT GROUP/CREDIT FINANCE, INC.



By:
Name: Morris Horstmann
Title: Vice President

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                                                       S - 1

                                            CONSENTS AND REAFFIRMATIONS

         Key Energy Group, Inc. hereby acknowledges the execution of, and consents to, the terms and conditions of that First Amendment to Third Amended and Restated Loan and Security Agreement dated as of November 22, 1996, between Yale E. Key, Inc., Key Energy Drilling, Inc. (d/b/a Clint Hurt Drilling), WellTech Eastern, Inc. and The CIT Group/Credit Finance, Inc., ("Creditor") and reaffirms its obligations under (i) that certain Guaranty (the "Guaranty") dated as of May 21, 1996 made by the undersigned in favor of the Creditor, and (ii) that certain Amended and Restated Stock Pledge Agreement (the "Pledge") dated as of May 21, 1996 made by the undersigned in favor of the Creditor, and acknowledges and agrees that the Guaranty and the Pledge and all other documents executed in connection therewith remain in full force and effect and the Guaranty and the Pledge and all such other documents are hereby ratified and confirmed.

         Dated as of November 22, 1996.

KEY ENERGY GROUP, INC.


By:
Name: Francis D. John
Title:



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


                                               AMENDED SCHEDULE 6.12


     1.Key has guaranteed the obligations of Odessa to Norwest Bank Texas, Midland.

     2.Key will pay the bonuses due to Francis D. John under Mr. John's Employment Agreement with Key.

     3. Key will guarantee WellTech's obligations relating to the Nub's acquisition and note balance: $200,000 - $250,000

     4. WellTech leases from Hidco Development Corporation, which is owned by Kenneth C. Hill and his spouse, real property used for well servicing yards in Mt. Pleasant, Michigan and Ripley, West Virginia. Lease terms, including rental rates, are deemed by management to be competitive.

5. WellTech leases from Talon Development Corporation real property used for its servicing yard in Indiana, Pennsylvania. Kenneth C. Hill owns a 33 1/3 interest in Talon Development Corporation. Lease terms including rental rates are deemed by management to be competitive.

6. WellTech initiated a management incentive compensation plan which requires the payment of sums of money to various parties contingent upon the attainment of a stipulated level of profitability. No payments have been made pursuant to this plan since its adoption.

7. Provided no Event of Default has occurred or would result from the making of such distributions, each Borrower may distribute funds to Key in an amount sufficient in the aggregate to make regularly scheduled payments of interest under the Indenture.

8.       Each of the Borrowers may guarantee the obligations of Parent under the
         Indenture  and  the  Debentures   and  may  guarantee   obligations  of
         subsidiaries of Parent incurred in the ordinary course of business.


FINS2DAL:40474.4  18739-00020